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                                                                    Exhibit 10.1


                             CONTRIBUTION AGREEMENT

      This Contribution Agreement (this "AGREEMENT") is entered into as of January 1, 2000 by and between Intelligroup, Inc., a New Jersey corporation ("INTELLIGROUP"), and SeraNova, Inc., a New Jersey corporation ("SERANOVA").

                                   BACKGROUND

      WHEREAS, on September 9, 1999, Intelligroup formed SeraNova (formerly known as Infinient, Inc.), for the purpose of operating independently a business which provides strategic Internet consulting services, interactive Internet solutions, application management services and management consulting services then conducted by Intelligroup, Azimuth, NetPub and Intelligroup India Private Limited as part of their respective business operations (the "SERANOVA BUSINESS");

      WHEREAS, the Board of Directors of Intelligroup has determined that it is in the best interests of Intelligroup and its shareholders to separate the SeraNova Business from the Intelligroup Group;

      WHEREAS, to implement such separation, Intelligroup desires to contribute and transfer, and SeraNova desires to accept and assume, certain of the assets and certain of the liabilities of Intelligroup that are necessary to enable SeraNova to conduct the SeraNova Business (the "CONTRIBUTION"), as more fully described in this Agreement and the Ancillary Agreements;

      WHEREAS in consideration for the Contribution, Intelligroup shall receive an aggregate of nine hundred (900) shares of the common stock, $.01 par value per share, of SeraNova.

      WHEREAS the parties desire to set forth the principal transactions required to effect the separation of SeraNova from Intelligroup and to govern the relationship of SeraNova and Intelligroup following the Contribution.

      NOW, THEREFORE, the parties hereby agree as follows:

      1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "ACTION" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

         1.2 "AFFILIATE" of any Person means any Person that controls, is controlled by, or is under common control with such Person, where control means the possession, directly or indirectly of the power to direct or cause the direction of the
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management and policies of such entity whether through ownership of voting securities or other interests, by contract or otherwise.

         1.3 "ANCILLARY AGREEMENTS" means the agreements set forth on EXHIBIT A hereto.

         1.4 "ASSETS" means assets, property and rights (including goodwill), wherever located (including in the possession of vendors or other third parties), whether real, personal or fixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

         1.5 "AZIMUTH" means Azimuth Consulting Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Intelligroup, Azimuth Corporation Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Intelligroup, Azimuth Holdings Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Intelligroup, Braithwaite Richmond Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Intelligroup, and each Subsidiary of Azimuth.

         1.6 "CLOSING DATE" means the date of the Contribution.


         1.7 "CONTRACT" means any written or oral contract, agreement, commitment, lease, license, consulting agreement, supply contract, repair contract, distribution agreement, purchase order, technology and know-how agreement, instrument, or any other contractual commitment that is binding on any Person or its property.

         1.8 "DELAYED TRANSFER ASSETS" means any SeraNova Assets that are expressly enumerated in this Agreement or any Ancillary Agreement to be transferred after the Closing Date.

         1.9 "ENVIRONMENTAL LAW" means any federal, state, local, foreign or international law (including tort and environmental nuisance law), regulation, license, permit, order, judgment or agreement with any Governmental Authority relating to health, safety, pollution or the environment or to emissions, discharges or releases of any substance currently or hereafter designated as hazardous, toxic, waste, radioactive or dangerous.

         1.10 "ENVIRONMENTAL LIABILITIES" means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters.

         1.11 "GAAP" means generally accepted accounting principles in effect in the United States consistently applied throughout the periods involved.



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         1.12 "GOVERNMENTAL AUTHORITY" means any federal, state, local, foreign or international court, government, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         1.13 "GROUP" means either the SeraNova Group or the Intelligroup Group, as applicable.

         1.14 "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs, software, marketing plans, customer names, communication by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product) and other technical, financial, employee or business information or data.

         1.15 "INTELLIGROUP GROUP" means, collectively, Intelligroup, and each Subsidiary of Intelligroup and each other Person that is controlled directly or indirectly by Intelligroup immediately after the Closing Date; provided, however, that the Intelligroup Group shall not include SeraNova, Azimuth, NetPub, Intelligroup India Private Limited or any other Subsidiary of SeraNova.

         1.16 "INTELLIGROUP INDIA PRIVATE LIMITED" means Intelligroup India Private Limited, a corporation formed pursuant to the laws of India and a wholly-owned subsidiary of Intelligroup, and each subsidiary of Intelligroup India Private Limited.

         1.17 "JOINT BANK FACILITY" means any loan, credit, financing or other similar agreement among a bank or other financial institution, any member of the SeraNova Group and any member of the Intelligroup Group, with the members of the SeraNova Group and the Intelligroup Group being co-borrowers, co-obligors or guarantors, whether entered into prior to or after the Closing Date.

         1.18 "LIABILITIES" means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, bonds, indemnities and similar obligations, covenants, contracts, agreements, promises, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Action or threatened or contemplated Action), order or consent decree of any


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Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

         1.19 "LIEN" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublicense, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect right or title retention, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever (whether consensual, statutory or otherwise).

         1.20 "NETPUB" means Network Publishing, Inc., a Utah corporation and wholly-owned subsidiary of Intelligroup.

         1.21 "PERMITTED LIENS" includes liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate action and as to which adequate reserves shall have been set aside in conformity with GAAP; liens of mechanics, materialmen, landlords, warehousemen, carriers and similar liens arising in the future in the ordinary course of business for sums not yet delinquent, or being contested in good faith if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor; statutory liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and similar items for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor; lessor's liens arising from operating leases entered into in the ordinary course of business; and consensual liens granted on Assets contributed to SeraNova with respect to financing obligations assumed by SeraNova.

         1.22 "PERSON" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability corporation or entity, any other entity and any Governmental Authority.

         1.23 "PROMISSORY NOTE" shall mean Promissory Note dated the date hereof issued by SeraNova to Intelligroup, in an aggregate principal amount equal to the intercompany debt set forth on EXHIBIT H hereto.

         1.24 "SECURITY INTEREST" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer or other encumbrance of any nature whatsoever.

         1.25 "SERANOVA ASSETS" means the items listed in EXHIBIT B hereto.




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         1.26 "SERANOVA BALANCE SHEET" means the consolidated balance sheet of the SeraNova Group as of September 30, 1999, a copy which is attached hereto as EXHIBIT C.

         1.27 "SERANOVA BANK FACILITY" means any loan, credit, financing or other similar agreement between a bank or other financial institution and any member of the SeraNova Group, as the borrower or obligor, which any member of the Intelligroup Group has guaranteed, whether prior to or after the Closing Date.

         1.28 "SERANOVA CONTRACTS" means the contracts and agreements assigned, transferred and delivered from Intelligroup to the SeraNova Group to which SeraNova or any of its Subsidiaries is or shall be a party following the Contribution, which are listed or described in EXHIBIT D hereto.

         1.29 "SERANOVA GROUP" means SeraNova, each Subsidiary of SeraNova and each other Person that is controlled directly or indirectly by SeraNova immediately after the Closing Date.

         1.30 "SERANOVA LIABILITIES" includes the Liabilities listed on EXHIBIT E hereto.

         1.31 "SUBSIDIARY" of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of securities or interest having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power and ability to control, that Person.

         1.32 "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated as of the date hereof between Intelligroup and SeraNova.

         1.33 "TAXES" has the meaning set forth in the Tax Sharing Agreement.


      2.    CONTRIBUTION.

         2.1 TRANSFER OF ASSETS AND CONTRACTS; ASSUMPTION OF LIABILITIES RELATED TO CONDUCT OF SERANOVA BUSINESS.

              (a) Subject to the conditions contained herein, as of the Closing Date, Intelligroup shall have contributed, transferred, conveyed and delivered to the SeraNova Group, and the SeraNova Group shall have accepted from Intelligroup, all of Intelligroup's right, title and interest in the SeraNova Assets, including the intellectual property set forth on EXHIBIT B attached hereto, free and clear of all Liens (other than


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Permitted Liens listed on EXHIBIT F attached hereto) related to the conduct of the SeraNova Business, other than any Delayed Transfer Assets.

              (b) As of the Closing Date, subject to Section 3.1 shall have assigned, transferred and delivered to the SeraNova Group, and the SeraNova Group shall have accepted from Intelligroup, all of Intelligroup's right, title and interest in and to all SeraNova Contracts pertaining to the SeraNova Business as identified on EXHIBIT D hereto and the SeraNova Group hereby accepts and agrees to perform and comply with the SeraNova Contracts as if an original signatory thereunder.

              (c) The SeraNova Group hereby assumes only those SeraNova Liabilities listed on EXHIBIT E attached hereto related to the conduct of the SeraNova Business, in accordance with their respective terms. Except as set forth on EXHIBIT E, the SeraNova Group shall not otherwise acquire, discharge, assume or become responsible for any Liabilities of Intelligroup. Intelligroup agrees to pay and satisfy when due the Liabilities not expressly assumed hereunder by the SeraNova Group.

              (d) Upon the execution hereof, Intelligroup hereby grants to SeraNova a non-exclusive, royalty free, fully paid, irrevocable right and license to sell, assign, copy, distribute, sub-license, use and otherwise commercially exploit the intellectual property rights set forth on EXHIBIT G hereto (the "Licensed Intellectual Property"). Such license includes the right to modify and enhance the Licensed Intellectual Property and to own such modifications and enhancements, including all intellectual property related thereto.

            2.2 TRANSFER OF SERANOVA ASSETS CONSISTING OF STOCK OR OTHER EQUITY INTERESTS.

                  (a) To the extent that any of the SeraNova Assets consists of shares of stock of any corporate entity (collectively, the "Stock"), upon the execution hereof, the certificates representing the Stock, if any, shall be delivered to SeraNova, duly endorsed in blank, or accompanied by stock powers duly executed in blank, with all necessary transfer tax and other revenue stamps, acquired at the expense of Intelligroup, affixed and canceled. Intelligroup agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Stock owned by Intelligroup or with respect to the stock power accompanying any such certificates.

                  (b) To the extent that any of SeraNova Assets consists of uncertificated securities, Intelligroup agrees to make such ledger entries, or instruct appropriate agents or government agencies to make such entries, and to otherwise take such steps as reasonably necessary to transfer such uncertificated securities to SeraNova, including without limitation the payment of any transfer fees or taxes.

            2.3 ADJUSTMENT OF ASSETS AND LIABILITIES. The parties acknowledge and agree that the information set forth in the Exhibits and Schedules hereto, including




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the SeraNova Balance Sheet, is as of September 30, 1999. No later than March 31,
2000, the parties shall appropriately adjust and amend the information set forth on the Exhibits and Schedules hereto as of December 31, 1999. Such adjustments and amendments shall be made to reflect the closing of the respective books of the parties (and their respective Subsidiaries) and the preparation of audited financial statements for each of parties for the year ended December 31, 1999.

            2.4 DELAYED TRANSFER ASSETS. Each of the parties hereto agrees that the Delayed Transfer Assets will be contributed, transferred, conveyed and delivered in accordance with the terms of any and all agreements that provide for such contribution, transfer, conveyance and delivery after the date of this Agreement or as otherwise set forth on SCHEDULE 2.4. Following such contribution, transfer, conveyance and delivery of any Delayed Transfer Asset the applicable Delayed Transfer Asset shall be treated for all purposes of this Agreement and the Ancillary Agreements as a SeraNova Asset. Each applicable member of the Intelligroup Group shall use commercially reasonable efforts to safeguard and preserve the Delayed Transfer Assets until the applicable date of transfer to SeraNova, normal wear and tear excepted.

            2.5 HOLDING ASSETS IN TRUST. In the event that at any time or from time to time (whether prior to or after the Closing Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, including, but not limited to, accounts receivable and other cash payments, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for such other Person.

            2.6   TERMINATION OF AGREEMENTS.

                  (a) Except for the Ancillary Agreements, SeraNova, on behalf of itself and each member of the SeraNova Group, on the one hand, and Intelligroup, on behalf of itself and each member of the Intelligroup Group, on the other hand, hereby terminates effective as of the Closing Date, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among any member of the SeraNova Group, on the one hand, and any member of the Intelligroup Group, on the other hand; provided, however, to the extent any such agreement, arrangement, commitment or understanding is inconsistent with any Ancillary Agreement, such termination shall be effective as of the date of effectiveness of the applicable Ancillary Agreement. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Closing Date (or, to the extent contemplated by the proviso to the immediately preceding sentence, after the effective date of the applicable Ancillary Agreement). Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.



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                  (b) The provisions of Section 2.6(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any member of the SeraNova Group or the Intelligroup Group); (ii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party (it being understood that to the extent that the rights and obligations of the members of the SeraNova Group or the Intelligroup Group under any such agreements, arrangements, commitments or understandings constitute SeraNova Assets or SeraNova Liabilities, they shall be assigned pursuant to the other provisions of this Section 2); (iii) any intercompany accounts payable or accounts receivable accrued as of the Closing Date that are reflected in the books and records of the parties or otherwise documented in writing in accordance with past practices; (iv) any written Tax sharing or Tax allocation agreements to which any member of any Group is a party; and (v) any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Closing Date.

            2.7 DOCUMENTS RELATING TO TRANSFER OF REAL PROPERTY INTERESTS AND TANGIBLE PROPERTY LOCATED THEREON. In furtherance of the contribution, transfer, conveyance and delivery of the SeraNova Assets and the assumption of SeraNova Liabilities set forth in Section 2.1, simultaneously with the execution and delivery of this Agreement or as promptly as practicable thereafter, each of Intelligroup and SeraNova or their applicable Subsidiaries, shall execute and deliver lease assignments and assumptions, leases, subleases and sub-subleases with respect to the properties set forth on SCHEDULE 2.7 with such changes as may be necessary to conform to any laws, regulations or usage applicable in the jurisdiction in which the relevant real property is located.

            2.8 DOCUMENTS RELATING TO OTHER TRANSFERS OF ASSETS AND ASSUMPTION OF LIABILITIES. In furtherance of the contribution, transfer, conveyance and delivery of the SeraNova Assets and the assumption of SeraNova Liabilities set forth in Section 2.1, as promptly as practicable after each such transfer: (i) Intelligroup shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Intelligroup's and its Subsidiaries' right, title and interest in and to the SeraNova Assets to SeraNova and its Subsidiaries; and
(ii) SeraNova shall execute and deliver, and shall cause its Subsidiaries to execute and deliver to Intelligroup and its Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the SeraNova Liabilities by SeraNova and its Subsidiaries.

            2.9 ANCILLARY AGREEMENTS. Prior to the Closing Date, Intelligroup and SeraNova will execute and deliver all Ancillary Agreements to which it is a party.



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            2.10 FINANCING ARRANGEMENTS. On a case-by-case basis, Intelligroup and SeraNova may agree to enter into a Joint Bank Facility or a SeraNova Bank Facility with respect to operations of the SeraNova Business in specific jurisdictions. In such event, Intelligroup and SeraNova agree to take all such reasonable action as may be necessary to permit the applicable members of the Intelligroup Group or the SeraNova Group to borrow such amount as is mutually agreed. Intelligroup and SeraNova shall participate in the preparation of all materials and presentations as may be reasonably necessary to secure funding pursuant to a Joint Bank Facility or a SeraNova Bank Facility, including rating agency presentations necessary to obtain the requisite ratings needed to secure the financing. SeraNova shall pay (or reimburse Intelligroup for) all expenses associated with any SeraNova Bank Facility.

            2.11 OTHER GUARANTEES. On a case-by-case basis, Intelligroup shall consider in good faith any request by SeraNova to have Intelligroup or any other member of the Intelligroup Group provide a contractual guaranty of a lease or other contractual obligation of any member of the SeraNova Group. SeraNova shall use its best good faith efforts to arrange for the release and discharge of Intelligroup and any other member of the Intelligroup Group of all of its obligations under any such guaranty as soon as possible, consistent with the smooth transition of the SeraNova Business to SeraNova. SeraNova shall take all reasonable steps necessary to arrange for the complete release and discharge of Intelligroup and any other member of the Intelligroup Group of all of its obligations under any such guaranty, in no event later than the spin-off transaction contemplated by that certain Distribution Agreement by and between Intelligroup and SeraNova of even date herewith.

            2.12  GOVERNMENTAL APPROVALS AND CONSENTS.

                  (a) To the extent that the Contribution requires any Governmental Authority approvals or consents, the parties will use their commercially reasonable efforts to obtain any such approvals and consents.

                  (b) If and to the extent that the valid, complete and perfected transfer or conveyance to the SeraNova Group of any SeraNova Assets would be a violation of applicable laws or require any consent or approval of a Governmental Authority in connection with the Contribution, then, unless Intelligroup shall otherwise determine, the transfer or conveyance to the SeraNova Group of such SeraNova Assets shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such consents or approvals have been obtained.

                  (c) If the transfer or assignment of any Asset intended to be transferred or conveyed hereunder is not consummated prior to or at the Closing Date, then the Person retaining such Asset shall thereafter hold such Asset for its use and benefit, insofar as reasonably possible, at the expense of the Person entitled thereto. In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to



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place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such SeraNova Assets, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assets, are to inure from and after the Closing Date to the SeraNova Group.

                  (d) If and when the consents or approvals of a Governmental Authority, the absence of which caused the deferral of transfer of any Asset, are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement or the applicable Ancillary Agreement.

            2.13  NOVATION OF ASSUMED SERANOVA LIABILITIES.

                  (a) Each of Intelligroup and SeraNova, at the request of the other, shall use its commercially reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (including with respect to any federal government contract) or assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute SeraNova Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the SeraNova Group, so that, in any such case, SeraNova and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that no member of the Intelligroup Group or the SeraNova Group, as the case may be, shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested. Without limiting the foregoing, Intelligroup and SeraNova shall use their commercially reasonable efforts to obtain, prior to the Closing Date, a release of any and all guarantees provided by any member of the Intelligroup Group in connection with the SeraNova Contracts, SeraNova Assets, SeraNova Liabilities and the SeraNova Business.

                  (b) If Intelligroup or SeraNova is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Intelligroup Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, SeraNova shall, as agent or subcontractor for Intelligroup or such other Person, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of Intelligroup or such other Person, as the case may be, thereunder from and after the date hereof. SeraNova shall indemnify each Intelligroup Indemnitee (as defined in Section 4.1), and hold each of them harmless against any Liabilities arising in connection therewith. If and when any such consent, approval, release, substitution or amendment is obtained or such agreement, lease, license or other rights or obligations otherwise becomes assignable or able to be novated, Intelligroup shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its respective Group to SeraNova without payment of further consideration and SeraNova shall, without the payment of any further consideration, assume such rights and obligations.




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            2.14 INTERCOMPANY DEBT. Intelligroup and SeraNova agree that, as a result of the transactions contemplated hereby, SeraNova shall be indebted to Intelligroup as set forth on EXHIBIT H. Such debt shall be evidenced by the Promissory Note.

      3.    REPRESENTATIONS AND WARRANTIES.

            3.1 REPRESENTATIONS AND WARRANTIES OF INTELLIGROUP.

            Intelligroup represents and warrants to SeraNova and its Subsidiaries as follows:

                  (a) CORPORATE POWER AND AUTHORITY. Intelligroup has the requisite power and authority to execute, deliver, and perform its obligations under this Agreement, any applicable Ancillary Agreement and to contribute, transfer, convey and deliver to SeraNova and its Subsidiaries the SeraNova Assets. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of Intelligroup. This Agreement constitutes the legal, valid and binding obligation of Intelligroup, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  (b) VALIDITY OF CONTEMPLATED TRANSACTIONS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) violate, breach or contravene any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws (or the equivalent thereof) of Intelligroup; (ii) violate, or constitute a default under, any material Contract by which Intelligroup or its property is bound; or (iii) violate any material provision of law.

                  (c) TITLE TO CONTRIBUTED ASSETS. Intelligroup is in possession of and has good, valid and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all of the SeraNova Assets in which it has an interest and Intelligroup has such title, interests or rights to all of the SeraNova Assets that are being contributed by Intelligroup. All of the SeraNova Assets are free and clear of all Liens, other than Permitted Liens. All tangible personal property comprising the SeraNova Assets is in good operating condition (ordinary wear and tear excepted) and will be usable by SeraNova and its Subsidiaries for its intended purposes.

                  (d) ACCOUNTS RECEIVABLE. The accounts receivable that are included in the SeraNova Assets (the "Accounts Receivable") constitute valid receivables, have arisen in the ordinary course of business consistent with past practices. No part of the Accounts Receivable is contingent upon performance by any member of the Intelligroup Group, as applicable, or any other party of any obligation, and no agreements for deductions or discounts have been made with respect to any part of such Accounts Receivable.

                  (e) BUSINESS. Upon consummation of this Agreement, SeraNova shall be the sole and exclusive owner of the SeraNova Business, the SeraNova Assets received by SeraNova from Intelligroup are all of the assets necessary to operate the SeraNova Business.

                  (f) REQUIRED CONSENTS. Intelligroup, SeraNova and the applicable member or members of their respective Group shall use their or its reasonable best efforts to obtain all necessary consents from applicable third parties in order to assign, transfer and deliver the SeraNova Contracts unless the failure to obtain one or more consents would not be material and except for contracts under which Intelligroup has a right to subcontract without the consent of the other party or parties to the contract.

                  (g) SERANOVA BALANCE SHEET. The SeraNova Balance Sheet set forth on EXHIBIT C is true and accurate in all material respects.

            3.2   REPRESENTATIONS AND WARRANTIES OF THE SERANOVA GROUP.

            SeraNova and its Subsidiaries represent and warrant to Intelligroup as follows:

                  (a) CORPORATE POWER AND AUTHORITY. SeraNova and its Subsidiaries have the requisite power and authority to execute, deliver and perform this Agreement, the Ancillary Agreements and to accept the SeraNova Assets. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of SeraNova and its Subsidiaries. This Agreement constitutes the legal, valid and binding obligation of SeraNova and its Subsidiaries, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  (b) VALIDITY OF CONTEMPLATED TRANSACTIONS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) violate, breach or contravene any of the terms, conditions or provisions of the Certificate or Articles of Incorporation or By-laws (or the equivalent thereof) of SeraNova and its Subsidiaries; (ii) violate, or constitute a default under, any material Contract by which such entity or its property is bound; or (iii) violate any material provision of law.

      4.    INDEMNIFICATION.

            4.1 INDEMNIFICATION BY SERANOVA. Subject to the provisions of
Section 4.3, SeraNova shall indemnify, defend and hold harmless each member of the Intelligroup Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "INTELLIGROUP INDEMNITEES") from and against any and all Liabilities of the Intelligroup Indemnitees, relating to, arising out of or resulting from any of the following items:

                  (a) the failure of any member of the SeraNova Group to pay, perform or otherwise promptly discharge any SeraNova Liabilities or any SeraNova Contract in accordance with their respective terms, after the Closing Date;

                  (b) the employment or termination of employment of any employee of Intelligroup working in the SeraNova Business;

                  (c) conduct of the SeraNova Business after the Closing Date;
and

                  (d) any breach by any member of the SeraNova Group of this Agreement or any of the Ancillary Agreements.

            4.2 INDEMNIFICATION BY INTELLIGROUP. Subject to the provisions of
Section 4.3, Intelligroup shall indemnify, defend and hold harmless SeraNova, each member of the SeraNova Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "SERANOVA INDEMNITEES"), from and against any and all Liabilities of the SeraNova Indemnitees relating to, arising out of or resulting from any of the following items:

                  (a) the failure of Intelligroup to pay, perform or otherwise promptly discharge any Liabilities of Intelligroup, whether prior to or after the Closing Date;

                  (b) the failure of Intelligroup to pay, perform or otherwise promptly discharge any SeraNova Liabilities or any SeraNova Contract in accordance with their respective terms, prior to the Closing Date;

                  (c) conduct of the SeraNova Business prior to the Closing Date; and



                  (d) any breach by Intelligroup of this Agreement or any of the Ancillary Agreements.

            4.3 INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS.

                  (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Section 4 will be net of insurance proceeds. Accordingly, the amount which any party (an "INDEMNIFYING Party") is required to pay to any Person entitled to indemnification hereunder (an "INDEMNITEE") will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "INDEMNITY PAYMENT") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives insurance proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the Indemnity Payment received less the amount of the Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Indemnity Payment was made.

                  (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any member of any Group to seek to collect or recover any insurance proceeds.

            4.4   PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

                  (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Intelligroup Group or the SeraNova Group of any claim or of the commencement by any such Person of any Action (collectively, a "THIRD PARTY CLAIM") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 4.1 or 4.2, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this
Section 4.4(a) shall not relieve the related Indemnifying Party of its obligations under this Section 4, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

                  (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within thirty (30) days after the receipt of notice from an Indemnitee in accordance with Section 4.4(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be paid by such Indemnitee except as set forth in subsection (c).

                  (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 4.4(b), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

                  (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

                  (e) In the case of a Third Party Claim, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

                  (f) The provisions of Section 4.4 and Section 4.5 shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

            4.5   ADDITIONAL MATTERS.

                  (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

                  (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                  (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

            4.6 REMEDIES CUMULATIVE. The remedies provided in this Section 4 shall be cumulative and, subject to the provisions of Section 6, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

            4.7 SURVIVAL OF INDEMNITIES. The rights and obligations of each of Intelligroup and SeraNova and their respective Indemnitees under this Section 4 shall survive the sale or other transfer by any party of any Assets or businesses or the assignment of any Liabilities.

            4.8   ALLEGED INFRINGEMENT OR MISAPPROPRIATION.

                  (a) Notwithstanding any other provision of this Agreement or any Ancillary Agreement, in the event of any claim, action, proceeding or suit by a third party against any member of the SeraNova Group or the Intelligroup Group alleging an infringement of any patent, copyright, trademark or misappropriation of a trade secret (each a "Claim") with respect to any of the transferred intellectual property or the Licensed Intellectual Property set forth on EXHIBIT A and EXHIBIT G, respectively (for purposes of this Section 4.8, the "Disputed Intellectual Property"), the parties agree to adhere to the procedures set forth in paragraphs (b), (c) and (d) below.

                  (b) If the use or distribution by any member of the SeraNova Group or the Intelligroup Group, as applicable, of any of the Disputed Intellectual Property is enjoined or in the opinion of such member of the applicable Group is likely to be enjoined, SeraNova and Intelligroup shall, use their reasonable best efforts to jointly: (i) replace the Disputed Intellectual Property with a substitute free of any infringement; (ii) modify the Disputed Intellectual Property so that it will be free of the infringement; or (iii) procure for such member of the applicable Group or its distributees a license or other right to use the Disputed Intellectual Property.

                  (c) Each of Intelligroup and SeraNova, on behalf of its respective Group, agrees to provide, or cause to be provided, prompt written notice to the other party of any Claim and Intelligroup and SeraNova shall jointly assume the defense thereof, including appeals, and to settle the same. Each party shall, upon request, furnish all information and provide assistance to the appropriate members of the SeraNova Group or the Intelligroup Group, as applicable, and cooperate in every reasonable way to facilitate the defense and/or settlement of any such Claim.

                  (d) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities or expenses in connection with the remediation efforts set forth in Section (b) above, or the defense, adjudication, or settlement referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Claim. Intelligroup and SeraNova agree that it would not be just and equitable if the expenses incurred in connection with the remediation efforts set forth in Section (b) above, or the defense, adjudication, or settlement of a Claim under this Section 4.8 were apportioned on a pro rata basis without regard to the liability of each respective party according a relative finding of fault. The relative fault of the applicable member or members of the Intelligroup Group, on the one hand, and the applicable member or members of the SeraNova Group, on the other hand, shall be apportioned as is appropriate to reflect not only the relative benefits achieved but also the relative fault assessed with respect to the Disputed Intellectual Property.

                  (e) The foregoing indemnity will not apply to any alleged infringement or misappropriation if and to the extent such alleged infringement or misappropriation arises from: (i) the use by any member of the SeraNova Group or the Intelligroup Group of any of the Disputed Intellectual Property in combination with any product, software or other material provided by a third party after the Closing Date; or (ii) any changes made by any member of the SeraNova Group or the Intelligroup Group in the Disputed Intellectual Property after the Closing Date.

      5.    EXCHANGE OF INFORMATION; CONFIDENTIALITY.

            5.1   AGREEMENT FOR EXCHANGE OF INFORMATION; ARCHIVES.

                  (a) Each of Intelligroup and SeraNova, on behalf of its respective Group, agrees to provide, or cause to be provided, to each member of the other Group, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs: (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party; (ii) for use in any judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements; or (iii) to comply with its obligations under this Agreement or any Ancillary Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                  (b) After the Closing Date, SeraNova shall have access during regular business hours (as in effect from time to time) to the documents that relate to the SeraNova Business that are in the possession or control of any member of the Intelligroup Group. SeraNova may obtain copies (but not originals) of documents for bona fide business purposes. Nothing herein, however, shall be deemed to restrict the access of any member of the Intelligroup Group to any such documents or to impose any liability on any member of the Intelligroup Group if any such documents are not maintained or preserved by Intelligroup.

                  (c) After the date hereof SeraNova shall: (i) maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable the members of the Intelligroup Group to satisfy their respective reporting, accounting, audit and other obligations; and (ii) provide, or cause to be provided, to Intelligroup in such form as Intelligroup shall request, at no charge to Intelligroup, all financial and other data and Information as Intelligroup determines necessary or advisable in order to prepare Intelligroup financial statements and reports or filings with any Governmental Authority.

            5.2 OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to Section 5.1 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

            5.3 RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Section 5 and other provisions of this Agreement, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control in accordance with the policies of Intelligroup as in effect on the Closing Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the tenth (10th) anniversary of the date hereof without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction; provided, however, that in the case of any Information relating to Taxes or to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof).

            5.4 LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of Section 5.3.

            5.5 OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Section 5 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

            5.6   PRODUCTION OF WITNESSES; RECORDS; COOPERATION.

                  (a) After the Closing Date, except in the case of an adversarial Action by one party against another party (which shall be governed by such discovery rules as may be applicable under Section 6 or otherwise), each party hereto shall use its reasonable best efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses (giving consideration to the business demands of such individuals) and any books, records or other documents within its control or which it otherwise has the ability to make available or as may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

                  (b) If an Indemnifying Party (Intelligroup or SeraNova as the case may be) chooses to defend or to seek to compromise or settle any Third Party Claim, or if any party chooses to prosecute or otherwise evaluate or to pursue any claim against a third party, the other party shall use its best efforts to make available to such Indemnifying Party (Intelligroup or SeraNova as the case may be), upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses (giving consideration to the business demands of such individuals) and any books, records or other documents within its control or which it otherwise has the ability to make available or as may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

                  (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions, contingent Liabilities and contingent gains.

                  (d) Without limiting any provision of this Section, each of the parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect to any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

                  (e) The obligation of the parties to provide witnesses pursuant to this Section 5.6 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other officers without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 5.6(a)).

                  (f) In connection with any matter contemplated by this Section 5.6, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

            5.7   CONFIDENTIALITY.

                  (a) Subject to Section 5.8, each of Intelligroup and SeraNova, on behalf of itself and each other member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to Intelligroup's confidential and proprietary information pursuant to policies in effect as of the Closing Date, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to the date hereof or the Closing Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been: (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives; (ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation; or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

                  (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 5.8. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

            5.8 PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

      6.    ARBITRATION; DISPUTE RESOLUTION.

            6.1 AGREEMENT TO ARBITRATE.

                  (a) Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and arbitration set forth in this Section 6.1 hereto shall apply to all disputes, controversies or claims (each a "Dispute") that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the Intelligroup Group and the SeraNova Group. Each party agrees on behalf of itself and each other member of its respective Group that any Dispute shall be submitted to binding arbitration, in accordance with the dispute resolution procedures specified in this Section. If any of these procedures are determined to be invalid or unenforceable, the remaining procedures shall remain in effect and binding on the parties to the fullest extent permitted by law.

                  (b) The arbitration shall be held in Edison, New Jersey before a panel of three arbitrators. Any member or members of the SeraNova Group or the Intelligroup Group, as applicable, may by notice to the applicable member or members of the SeraNova Group or the Intelligroup Group, as applicable, demand arbitration, by serving on the other party a statement of the Dispute and the facts relating or giving rise thereto, in reasonable detail, and the name of the arbitrator selected by it. Within fifteen (15) days after receipt of such notice, the other party shall name its arbitrator, and the two arbitrators named by the parties shall, within fifteen (15) days after the date of such notice, select the third arbitrator.

                  (c) The arbitration shall be conducted in accordance with the procedures specified in this Section and shall be governed by the Commercial Arbitration Rules of the American Aribitration Association, as may be amended from time to time. In the event of a conflict, the provisions of this Section shall control.

                  (d) Any issue concerning the extent to which any Dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless first agreeing in writing to abide and be bound by these procedures. The arbitrators may not award non-monetary or equitable relief of any sort. They shall have no power to award damages inconsistent with this Agreement or punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these procedures is adjudged invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

                  (e) No discovery shall be permitted in connection with the arbitration unless expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery. All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and afford such parties a reasonable opportunity to protect their interest. The result of the arbitration shall be a final decision that is binding on the parties, and judgment on the arbitrators' award may be entered in any court having jurisdiction. The cost of such arbitration shall be borne equally by the parties.

                  (f) This Section shall not apply to any Dispute arising out of or relating to the ownership of intellectual property. The application of this Section to any other Dispute shall be waived only by written agreement of Intelligroup and SeraNova. This Section shall be terminated only by written agreement of Intelligroup and SeraNova.

            6.2 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Section with respect to all matters not subject to such dispute, controversy or claim.

            6.3 LAW GOVERNING ARBITRATION PROCEDURES. The interpretation of the provisions of this Section, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Federal Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in Section 10.2.

      7.    EMPLOYEE RELATED MATTERS.

            7.1 EMPLOYEE OFFERS. Prior to the Closing Date, SeraNova or one of its Subsidiaries shall have made a written offer of employment or engagement to each employee, independent contractor or consultant working in the SeraNova Business listed on SCHEDULE 7.1 hereto. Such employment offers shall provide that such individual shall commence work for SeraNova or the named Subsidiary on or before the Closing Date. Such employment offers shall also require that such individual shall, prior to the Closing Date, inform SeraNova of his or her intention to accept or decline such offer and, if such individual intends to accept such offer, to resign his or her employment with Intelligroup prior to or as of the Closing Date.

            7.2 BENEFITS. As soon as practicable after the Closing Date, Intelligroup shall perform and undertake all acts as may be necessary to rollover or otherwise transfer the vested interests of employees in the qualified and non-qualified pension plans and Section 401(k) plans of Intelligroup to the corresponding plans maintained by SeraNova. Intelligroup shall be responsible for any COBRA coverage continuation notices required to be provided with respect to any employee who accepts employment with SeraNova. On or prior to the Closing Date, Intelligroup and SeraNova shall take all actions as may be necessary to approve the stock-based employee benefit plans of SeraNova in order to satisfy the requirement of Rule 16b-3 under the Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986, as amended.

            7.3 NO SOLICITATION OF EMPLOYEES. For a period of two (2) years after the Closing Date, neither Intelligroup nor SeraNova or any member of their respective Groups shall solicit any employee of the other to terminate his or her employment to become an employee of the soliciting party, without the prior written consent of the other party.

            7.4 NO RIGHTS CONFERRED UPON EMPLOYEES. Nothing in this Agreement shall be deemed to confer any rights or remedies of any employees, independent contractors or consultants of any member of the Intelligroup Group or the SeraNova Group (including individuals to whom SeraNova is to offer employment pursuant to Section 7.1). No Person shall be a third party beneficiary with respect to the provisions of this Section 7.

      8.    FURTHER ASSURANCES AND ADDITIONAL COVENANTS.

                  (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Closing Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Without limiting the foregoing, prior to, on and after the Closing Date, each party hereto shall cooperate with the other party, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument, and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the SeraNova Assets and the assignment and assumption of the SeraNova Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, if and to the extent it is practicable to do so.

                  (c) On or prior to the Closing Date, Intelligroup and SeraNova in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by Intelligroup, SeraNova or any Subsidiary of Intelligroup or SeraNova, as the case may be, to effectuate the transactions contemplated by this Agreement.

                  (d) Prior to the Closing Date, if one or more of the parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which the other party will provide such service.

      9.    TERMINATION.

            9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the date of the Closing Date by the mutual consent of Intelligroup and SeraNova.

            9.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement prior to the Closing Date, no party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation to any other party.

      10.   MISCELLANEOUS.

            10.1  COUNTERPARTS; ENTIRE AGREEMENT.

                  (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  (b) This Agreement, the Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

            10.2 GOVERNING LAW. Except as set forth in Section 6.3, this Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey (other than as to its laws of arbitration which shall be governed under the Federal Arbitration Act or other applicable federal law pursuant to Section 6.3), irrespective of the choice of laws principles of the State of New Jersey, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

            10.3 ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

            10.4 THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any Intelligroup Indemnitee or SeraNova Indemnitee in their respective capacities as such: (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder; and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement. No party hereto shall have any right, remedy or claim with respect to any provision of this Agreement or any Ancillary Agreement to the extent such provision relates solely to the other party hereto or the members of such other party's Group.

            10.5 NOTICES. All notices or other communications under this Agreement or any Ancillary Agreement, except as may be specifically provided in an Ancillary Agreement, shall be in writing and shall be deemed to be duly given when: (a) delivered in person; or (b) deposited in the United States mail or internationally recognized courier service, postage prepaid, addressed as follows:

            If to Intelligroup, to:

            Intelligroup, Inc.
            499 Thornall Street
            Edison, New Jersey  08837
            Attn:  President

            If to SeraNova, to:

            SeraNova, Inc.
            499 Thornall Street
            Edison, NJ 08837
            Attn:  President

Any party may, by notice to the other party, change the address to which such notices are to be given.

            10.6 SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

            10.7 HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

            10.8 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

            10.9 AMENDMENTS. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

            10.10 LATE PAYMENTS. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within thirty (30) days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to six percent (6%).

                                 * * * * *

      IN WITNESS WHEREOF, the parties have caused this Contribution Agreement to be executed by their duly authorized representatives.

INTELLIGROUP, INC.

By: /s/ Ashok Pandey
   -------------------------------------
   Name:
   Title

SERANOVA, INC.

By: /s/ Raj Koneru
   -------------------------------------
   Name: Raj Koneru
   Title CEO




                     [Signature Page to Contribution Agreement]

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------


SCHEDULES
---------

2.4  -  Delayed Asset Transfers

2.7  -  List or Properties

3.1  -  Excluded Consents

7.1  -  Individuals to Whom Offers Shall Be Made


EXHIBITS
--------

A  -  Ancillary Agreements

B  -  SeraNova Assets

C  -  SeraNova Balance Sheet

D  -  SeraNova Contracts

E  -  SeraNova Liabilities

F  -  Permitted Liens

G  -  Licensed Intellectual Property

H  -  Intercompany Debt